Exhibit 2

CONFORMED COPY

REGISTRATION RIGHTS AGREEMENT

by and between

NAVIGATION TECHNOLOGIES CORPORATION

and

PHILIPS CONSUMER ELECTRONIC SERVICES B.V.

made as of

March 29, 2001

Table of Contents

SECTION 1	DEFINITIONS

SECTION 2	DEMAND REGISTRATION RIGHTS

2.1 Notice and Registration

2.2           Limitations on Demand Registration Rights. (a)  Philips’ demand registration rights pursuant to Section 2.1 may be exercised by Philips only on five occasions. A request by Philips that the Company use all commercially reasonable efforts to effect a registration shall not be considered a Request if the Registration Statement relating thereto does not become effective.

2.3 Registration Expenses

SECTION 3	PIGGY-BACK REGISTRATION

3.1 Notice and Registration
3.2 Registration Expenses

SECTION 4	REGISTRATION PROCEDURES

4.1 Registration and Qualification
4.2 Underwriting
4.3 Qualification for Rule 144 Sales

SECTION 5	PREPARATION; REASONABLE INVESTIGATION

5.1 Preparation; Reasonable Investigation

SECTION 6	INDEMNIFICATION AND CONTRIBUTION

6.1 Indemnification and Contribution

SECTION 7	MISCELLANEOUS

7.1 Limitations on Subsequent Registration Rights
7.2 Transfer of Registration Rights
7.3 Termination of the Company’s Obligations
7.4 [intentionally omitted]
7.5 GOVERNING LAW
7.6 Successors and Assigns
7.7 Entire Agreement

i

7.8 Notices, etc
7.9 Delays or Omissions
7.10 Severability
7.11 Specific Performance
7.12 Titles and Subtitles
7.13 Gender
7.14 Counterparts

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is made as of March 29, 2001, by and between NAVIGATION TECHNOLOGIES CORPORATION, a corporation organized under the laws of Delaware (the “Company”) and PHILIPS CONSUMER ELECTRONIC SERVICES B.V., a corporation organized under the laws of The Netherlands (“Philips”).

WHEREAS, on the date hereof, Philips and the Company have entered into a certain stock purchase agreement (the “Stock Purchase Agreement”);

WHEREAS, as a result of the transactions contemplated in the Stock Purchase Agreement as well as other transactions consummated in the past between Philips or its Affiliates and the Company, Philips will be the record or beneficial holder of a majority of the Registrable Securities defined herein; and

WHEREAS, in connection therewith, the Company has agreed to grant to Philips the registration rights set forth below;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

SECTION 1
DEFINITIONS

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stock Purchase Agreement.  As used in this Agreement, the following defined terms shall have the following meanings:

“Agreement” means this Registration Rights Agreement, as amended, supplemented or otherwise modified from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $.001 per share.

“Company” has the meaning set forth in the preamble and also includes the Company’s successors and permitted assigns.

“Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale to the public of Common Stock for the account of the Company or shareholders of the Company or both having an aggregate offering price to the public of not less than $40,000,000 or, if such aggregate offering price is less, in which the aggregate number of shares of common stock sold in the offering equal at least twenty percent (20%) of the total number shares of

Common Stock and Preferred Stock outstanding (exclusive of treasury shares) immediately after the closing of such offering.

“Other Securities” has the meaning set forth in Section 3.1.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Philips” has the meaning set forth in the preamble and also includes Philips’  Affiliates (other than the Company and its Affiliates), its successors and permitted assigns.

“Preferred Stock” means the Company’s preferred stock, par value $.001 per share.

“Prospectus” means the prospectus included in the Registration Statement, including any preliminary prospectus, and any such prospectus as supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities, and by all other amendments and supplements to such prospectus, and in each case including all documents incorporated by reference therein.

“register”, “registered”, and “registration” refer to a registration of Registrable Securities effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means any not previously registered Common Stock outstanding and Common Stock issuable upon the exercise, conversion or exercise and subsequent conversion of outstanding Preferred Stock, preferred securities, options, warrants, debentures or any other convertible security, including any securities initially issued in bearer form and constituting the unsold allotment of a distributor (within the meaning of Regulation S under the Securities Act) of such securities and later exchanged for securities in registered form; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

“Registration Expenses” means all expenses incident to the registration of Registrable Securities under this Agreement, including, without limitation, all registration,  filing and National Association of Securities Dealers, Inc.; all fees and expenses of complying with state securities or blue sky laws; all word processing, duplicating and printing expenses; messenger and delivery expenses; the fees and disbursements of counsel for the Company and its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such registration, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered, any fees and disbursements of underwriters, and any other registration expenses incident to the registration of Registrable Securities, but excluding Selling Expenses.

“Registration Statement” means a registration statement filed under the Securities Act providing for the registration of, and the sale by the holders of, any Registrable Securities, filed by the Company pursuant to the provisions of Section 2 or 3 of this Agreement, including any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

“Restricted Security” means any security or share of Common Stock, including securities or shares of Common Stock issuable upon conversion thereof, except any such security or share of Common Stock which (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) has been sold in compliance with Regulation S under the Securities Act (or any successor thereto) and does not constitute the unsold allotment of a distributor within the meaning of Regulation S under the Securities Act.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes, if any, applicable to the sale of Registrable Securities by Philips, and all fees and disbursements of counsel for Philips.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Suspension Event” has the meaning set forth in Section 2.2(c).

“underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Registration Statement.

SECTION 2
DEMAND REGISTRATION RIGHTS

2.1                                 Notice and Registration.  Upon written notice from Philips provided at any time after the earlier of the Company’s Initial Public Offering or October 1, 2002, requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by Philips, which notice shall specify the intended method or methods of disposition of such Registrable Securities (each such notice, a “Request”), the Company shall use all commercially reasonable efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such Request, provided that if the Company shall have previously effected a registration with respect to Philips’ Registrable Securities pursuant to Section 2 or 3 hereof, the Company shall not be required to effect a registration for Philips’ Registrable Securities pursuant to this Section 2 until a period of six months shall have elapsed from the effective date of the most recent such previous registration.  No registration of Registrable Securities under this Section 2 shall relieve the Company of its obligation (if any) to effect registrations of Registrable Securities pursuant to Section 3.

2.2                                 Limitations on Demand Registration Rights. (a)  Philips’ demand registration rights pursuant to Section 2.1 may be exercised by Philips only on five occasions. A request by Philips that the Company use all commercially reasonable efforts to effect a registration shall not be considered a Request if the Registration Statement relating thereto does not become effective.

(b)                                 Each Request shall be with respect to a minimum of 25,000,000 shares of Common Stock (it being understood and agreed that such number shall be adjusted from time to time so that it shall represent no less than 5% (five percent) of the outstanding shares of Common Stock of the Company at any time, taking into consideration the occurrence of any stock splits, combinations, distributions of stock dividends, issuances of rights or warrants, distributions of indebtedness, securities or assets or any other changes that may alter the current capitalization of the Company after the date hereof) or shall have a proposed public offering price of at least $50,000,000.

(c)                                  If, while a Request is pending pursuant to this Section 2, the Company determines in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a Registration Statement or the declaration of effectiveness (A) would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger, reorganization or other comparable transaction involving the Company, or (B) would otherwise adversely affect a public offering of shares of Common Stock or other equity securities of the Company for the account of the Company (provided that the Board of Directors of the Company has previously authorized the Company to proceed with such an offering and the Company is using its best efforts to promptly complete such public offering)(such circumstances being hereinafter referred to as a “Suspension Event”), the Company shall deliver a certificate to such effect signed by its President or any Vice President to Philips and Philips shall have the right (but not the obligation) to withdraw such Request.  Whether Philips withdraws such Request or not, the Company shall not be required to effect a registration pursuant to this Section 2 until (i) with respect to the Suspension Event described in clause (A) above, the earlier of the date upon which such material information is disclosed to the public or ceases to be material or 120 days after the Company makes such good faith determination, or (ii) with respect to the Suspension Event described in clause (B) above, 120 days after the Company makes such good faith determination; provided, however, that in no event shall Suspension Events be permitted to take effect more than once in any 12-month period.

2.3                                 Registration Expenses.  The Company shall pay all (and will promptly reimburse to Philips to the extent it has borne any) all Registration Expenses with respect to any registration of Registrable Securities pursuant to this Section 2, regardless of whether the Registration Statement filed in connection with such registration becomes effective. Philips shall pay all Selling Expenses applicable to the sale of Registrable Securities by Philips.

SECTION 3
PIGGY-BACK REGISTRATION

3.1                                 Notice and Registration.  If the Company proposes to register any shares of Common Stock or other securities issued by it having terms substantially similar to Registrable Securities (“Other Securities”) for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to Philips of its intention to do so, which notice Philips shall keep confidential, and upon the written request of Philips delivered to the Company within fifteen (15) Business Days after the giving of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by Philips and the intended method of disposition thereof) the Company will use its commercially reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Philips, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Registrable Securities so to be registered, provided that:

(a)                                  if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to Philips and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2), without prejudice, however, to the rights (if any) of Philips immediately to request that such registration be effected as a registration under Section 2;

(b)                                 the Company will not be required to effect any registration of Registrable Securities requested to be registered pursuant to this Section 3 if the Company shall have been advised in writing (with a copy to Philips) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities by the Company that, in such firm’s opinion, the registration of such Registrable Securities at that time would adversely affect the Company’s own scheduled offering, provided, however, that if an offering of some but not all of the shares requested to be registered pursuant to this Section 3 would not adversely affect the Company’s offering, the aggregate number of shares requested to be included in such offering by Philips shall be reduced accordingly; and

(c)                                  the Company shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company or its subsidiaries, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act.

No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation (if any) to effect registrations of Registrable Securities pursuant to Section 2.

3.2                                 Registration Expenses.  The Company shall pay all (and will promptly reimburse to Philips to the extent it has borne any) all Registration Expenses with respect to any registration of Registrable Securities pursuant to this Section 3, regardless of whether the Registration Statement filed in connection with such registration becomes effective.  Philips shall pay all Selling Expenses applicable to the sale of Registrable Securities by Philips.

SECTION 4
REGISTRATION PROCEDURES

4.1                                 Registration and Qualification.  If and whenever the Company is required to use all commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3, the Company will as promptly as is practicable:

(a)                                  prepare, file and use all commercially reasonable efforts to cause to become effective a Registration Statement under the Securities Act regarding the Registrable Securities to be offered;

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statement and Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by Philips set forth in such Registration Statement or the expiration of 180 days after such Registration Statement becomes effective;

(c)                                  furnish to Philips and to any underwriter of such Registrable Securities such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as Philips or such underwriter may reasonably request;

(d)                                 use its commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Philips or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably requested by Philips or any underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

(e)                                  use all commercially reasonable efforts to list the Registrable Securities on each national securities exchange on which the Common Stock is then listed, if the listing of such securities is then permitted under the rules of such exchange;

(f)                                    (i) furnish to Philips an opinion of counsel for the Company, addressed to it, dated the date of the closing under the underwriting agreement, and (ii) use its commercially reasonable efforts to furnish to Philips, addressed to it, a “comfort letter” signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, each such document covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as Philips may reasonably request;

(g)                                 immediately notify Philips at any time when a Prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of Philips prepare and furnish to Philips as many copies of a supplement to or an amendment of such Prospectus as Philips reasonably request so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(h)                                 immediately notify Philips of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement filed pursuant to Section 2 or 3 hereof or the initiation of any proceedings for that purpose and take every reasonable effort to obtain the withdrawal of any such stop order.

The Company may require Philips to furnish the Company such information regarding Philips and the proposed method of distribution of their respective Registrable Securities as the Company may from time to time reasonably request in writing or as shall be required by law or by the Commission in connection with any registration, and Philips shall promptly notify the Company of the distribution of such securities.

4.2                                 Underwriting.  (a)  If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into and perform its obligations under an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6 hereof and the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 4.1(f).  Philips shall, if requested by such underwriters, be party to any such underwriting agreement.  Notwithstanding the foregoing, Philips may elect, in writing prior to the effective date of the Registration Statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration.

(b)                                 In the event that any registration pursuant to Section 3 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Registrable Securities requested to be registered pursuant to Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration.  In such case, the holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement.  Such agreement shall contain such representations and warranties and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6.

(c)                                  In the event that any registration pursuant to Section 2 hereof shall involve, in whole or in part, an underwritten offering, Philips shall have the right to select the underwriters for such underwritten offering, which underwriters shall be subject to approval by the Company, which approval shall not be unreasonably withheld or delayed. The underwriting agreement shall contain such representations and warranties and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6.

4.3                                 Qualification for Rule 144 Sales.  The Company will use commercially reasonable efforts to take all actions necessary to comply with the filing requirements described in Rule 144(c) (1) so as to enable Philips to sell Registrable Securities without registration under the Securities Act and, upon the written request of Philips, the Company will promptly deliver to Philips a written statement as to whether it has complied with such filing requirements.  In connection with any sale, transfer or other disposition by Philips of any Registrable Securities pursuant to Rule 144 under the Securities Act, upon delivery to the Company of an opinion of Sullivan & Cromwell or of other legal counsel that (to the Company’s reasonable satisfaction) is knowledgeable in securities laws matters to the effect that such disposition of Registrable Securities may be effected without registration under the Securities Act, the Company shall cooperate with Philips to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as Philips may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities hereunder.

SECTION 5
PREPARATION; REASONABLE INVESTIGATION

5.1                                 Preparation; Reasonable Investigation.  In connection with the preparation and filing of each Registration Statement registering Philips’ Registrable Securities under the Securities Act, the Company will give Philips and the underwriters, if any, and their respective counsel and accountants, drafts of such Registration Statement for their review and comment prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Philips and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, subject in all cases to mutually acceptable confidentiality arrangements.

SECTION 6
INDEMNIFICATION AND CONTRIBUTION

6.1                                 Indemnification and Contribution.  Upon the registration of the Registrable Securities pursuant to Section 2 or 3 hereof:

(a)                                  Indemnification by the Company.  The Company shall indemnify and hold harmless Philips and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls Philips or such underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

(b)                                 Indemnification by Philips.  Philips agrees, upon exercise of its registration rights pursuant to Section 2 or 3, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Philips expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Notices of Claims, Etc.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent such fees or expenses were incurred prior to an indemnifying party’s election to assume the defense of such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding any other provision of this Section 6, in no event will Philips be required to undertake liability to any Person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by Philips from the sale of Philips’ Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

(f)                                    The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company.  The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

SECTION 7
MISCELLANEOUS

7.1                                 Limitations on Subsequent Registration Rights.  The Company shall not, without the consent of Philips, enter into any agreement (other than this Agreement) with any securityholder or prospective securityholder of Registrable Securities which would either (i) be inconsistent with the rights granted to Philips hereunder or (ii) allow at any time such securityholder or prospective securityholder to exercise registration rights of any kind with respect to any Registrable Securities held by it before Philips was allowed or able to register those of Philips’ Registrable Securities with respect to which Philips shall have made a Request prior to the time of such other securityholder’s or prospective securityholder’s request for registration; provided, however, that (x) a Request withdrawn by Philips shall not be considered a “Request” for purposes of this clause (ii) and (y) this clause (ii) shall not limit the ability of the Company to enter into an agreement which would allow such securityholder or prospective securityholder to exercise registration rights at any time when Philips otherwise does not have an unfulfilled Request outstanding.

7.2                                 Transfer of Registration Rights.  Until the Company’s Initial Public Offering, the right to cause the Company to register securities granted by the Company under Sections 2 and 3 may be assigned by Philips to (i) one or more of its Affiliates, or (ii) a transferee or assignee of not less than 25,000,000 shares of Common Stock (it being understood and agreed that such number shall be adjusted from time to time so that it shall represent no less than 5% (five percent) of the outstanding shares of Common Stock of the Company at any time, taking into consideration the occurrence of any stock splits, combinations, distributions of stock dividends, issuances of rights or warrants, distributions of indebtedness, securities or assets or any other changes that may alter the current capitalization of the Company after the date hereof); provided that the Company is given written notice by Philips at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee, identifying the securities with respect to which such registration rights are being assigned and providing the written agreement of said transferee to be bound by the terms of this Agreement.

7.3                                 Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to Sections 2 or 3 with respect to any Request or Requests made by Philips after the earlier of (a) five years after the Company’s Initial Public Offering or (b) the date at which Philips is able to sell all Registrable Securities held by it within a one hundred eighty day period in accordance with Rule 144 of the Commission.

7.4                                 [intentionally omitted]

7.5                                 GOVERNING LAW.  THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT NOT INCLUDING THE CHOICE OF LAW RULES THEREOF.

7.6                                 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7                                 Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof, and in particular, but without limiting the generality of the foregoing, it shall supersede the entire registration rights, preemptive rights, rights of first refusal or any and all similar rights held by Philips prior to the execution of this Agreement.

7.8                                 Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed:

If to Philips, at:

Philips Consumer Electronic Services B.V.
c/o Philips Electronics North America Corp.
1251 Avenue of the Americas
New York, NY 10020
Telecopy:      (212) 536-0589
Attention:      General Counsel

If to the Company, at:

10400 W. Higgins Road, Suite 400
Rosemont, IL 60018
Telecopy:      (847) 699-8057
Attention:      General Counsel

or at such other address as either party shall have furnished to the other in writing.  All such notices and other written communications shall be effective (i) if mailed, seven (7) days after mailing, (ii) if delivered, upon delivery, or (iii) if faxed, within one business day after transmission.

7.9                                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10                           Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  The parties hereto agree to replace any such provision with a valid provision that reflects as closely as possible the intent and spirit of the invalid provision.

7.11                           Specific Performance.  The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

7.12                           Titles and Subtitles.  The titles of the Sections, sections and paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.13                           Gender.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, whether singular or plural, as the context may require.

7.14                           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NAVIGATION TECHNOLOGIES CORPORATION
a Delaware Corporation

By:	/s/ Judson Green
	Name:	Judson Green
	Title:	President and Chief Executive Officer

PHILIPS CONSUMER ELECTRONIC SERVICES B.V.

By:	/s/ Belinda W. Chew
	Name:	Belinda W. Chew
	Title:	Attorney-in-fact